UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 17, 2011
Invesco Mortgage Capital Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or other Jurisdiction of Incorporation)	001-34385 (Commission File Number)	262749336 (IRS Employer Identification No.)
1555 Peachtree Street, NE
Atlanta, GA 30309
(Address of Principal Executive Offices, Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     In connection with Invesco Mortgage Capital Inc.’s (the “Company”) plans to make a public offering of its common stock, the Company disclosed in its preliminary prospectus, dated August 17, 2011, that its book value per share of common stock at July 31, 2011 was $18.39, compared to $19.34 at June 30, 2011, in each case on a fully diluted basis. The July 31, 2011 book value includes the Company’s retained earnings for the month of July 2011. This decline in the Company’s book value was primarily due to the change in the valuation of the Company’s interest rate hedges. Since July 31, 2011, swap rates have experienced further declines and the markets in which the Company participates have experienced increased volatility, which could negatively impact the Company’s book value.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO MORTGAGE CAPITAL INC.
August 17, 2011	By:	/s/ Donald R. Ramon
		Name:	Donald R. Ramon
		Title:	Chief Financial Officer